As filed with the Securities and Exchange Commission on August ___, 1997.
                                                   Registration No. 333-_____


                        SECURITIES AND EXCHANGE COMMISSION
                               Washington, DC  50549



                                     FORM S-8
                           Registration Statement Under
                            the Securities Act of 1933


                              THOMAS INDUSTRIES INC.
              (Exact Name of Registrant as Specified in its Charter)

            DELAWARE                           61-0505332
 (State or Other Jurisdiction of            (I.R.S. Employer
 Incorporation or Organization)            Identification No.)

                               4360 BROWNSBORO ROAD
                                     SUITE 300
                            LOUISVILLE, KENTUCKY  40207
                     (Address of Principal Executive Offices)

                              THOMAS INDUSTRIES INC.
                           EMPLOYEE STOCK PURCHASE PLAN
                             (Full Title of the Plan)

       PHILLIP J. STUECKER                  Telephone number,
           SECRETARY,                     including area code,
  VICE PRESIDENT OF FINANCE AND           of agent for service:
     CHIEF FINANCIAL OFFICER
     THOMAS INDUSTRIES INC.
      4360 BROWNSBORO ROAD
            SUITE 300
   LOUISVILLE, KENTUCKY  40207               (502) 893-4600
(Name and Address of Agent For Service)



                          CALCULATION OF REGISTRATION FEE



                                                             Proposed       Proposed
                 Title of                                    Maximum         Maximum
                Securities                  Amount           Offering       Aggregate       Amount of
                   to be                     to be            Price         Offering       Registration
                Registered               Registered(1)     Per Share(2)     Price(2)           Fee


    Common Stock, par value $1.00,       60,000 Shares      $29.0625     $1,743,750.00       $528.41
    including Preferred Stock
    Purchase Rights(3)



  (1) An undetermined number of additional shares may be issued if the anti-dilution adjustment provisions of the plan become operative.

  (2) Estimated solely for the purpose of calculating the registration fee in accordance with rule 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on August 15, 1997.

  (3)       Prior to the occurrence of certain events, the Preferred Stock
            Purchase Rights will not be evidenced separately from the Common
            Stock.


                                      PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


  Item 3.  Incorporation of Documents by Reference.

            The following documents are incorporated by reference into this registration statement:

            (1) The Annual Report of Thomas Industries Inc. (the "Company") on Form 10-K for the year ended December 31, 1996, which has heretofore been filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act").

            (2) The Quarterly Reports of the Company on Form 10-Q for the three-months ended March 31, 1997 and June 30, 1997, which have heretofore been filed by the Company with the Commission pursuant to the 1934 Act.

            (3) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the 1934 Act.

            (4) The description of the Company's Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A, as amended, filed with the Commission pursuant to Section 12 of the 1934 Act.

            All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

            Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

  Item 4.  Description of Securities.

            The securities to be offered are registered under Section 12(b) of the 1934 Act.

  Item 5.  Interest of Named Experts and Counsel.

            Not applicable.

  Item 6.  Indemnification of Directors and Officers.

            Section 145 of the Delaware General Corporation law and the By-laws and Restated Certificate of Incorporation of the Company provide as follows:

                     INDEMNIFICATION OF DIRECTORS AND OFFICERS

            Section 145 of the Delaware General Corporation Law and the By-laws of the Company provide for indemnification of directors and officers for expenses (including reasonable amounts paid in settlement) incurred in defending actions brought against them.

            The Company's Restated Certificate of Incorporation contains a provision that eliminates, to the fullest extent permitted by Delaware law, the personal liability of each director of the Company to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. This provision does not affect the director's liability for monetary damages for breaches of the duty of loyalty, actions or omissions not in good faith, knowing violation of law or intentional misconduct, willful or negligent conduct in approving an unlawful dividend, stock repurchase or redemption or obtaining improper personal benefits, nor does this provision eliminate the ability to bring suit to rescind a transaction or to enjoin a proposed transaction from occurring. In addition, this provision applies only to claims against a director arising out of his role as a director and not, if he is also an officer, his role as an officer or in any other capacity, nor to his responsibilities under any other law, such as the federal securities laws.

            The By-laws of the Company provide that directors and officers shall be indemnified and held harmless by the Company to the fullest extent permitted by the laws of Delaware as the same now or hereafter exist.

            The Company maintains directors and officers liability insurance covering all directors and officers of the Company against claims arising out of the performance of their duties.

  Item 7.  Exemption from Registration Claimed.

            Not applicable.

  Item 8.  Exhibits.

            Reference is made to the Exhibit Index.

  Item 9.  Undertakings.

            The registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) That, for the purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                    SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on the 21st day of August, 1997.

                                     THOMAS INDUSTRIES INC.


                                     By: /s/ Phillip J. Stuecker
                                        __________________________________
                                        Phillip J. Stuecker
                                        Vice President of Finance,
                                        Chief Financial Officer and Secretary



                                 POWER OF ATTORNEY
            We, the undersigned officers and directors of Thomas Industries Inc., hereby severally constitute Timothy C. Brown and Phillip J. Stuecker, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and generally to do all such things in our name and behalf in the capacities indicated below to enable Thomas Industries Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

            Pursuant to the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 21st day of August, 1997.

             Signature                       Title


       /s/ Timothy C. Brown
  _____________________________________
         Timothy C. Brown                 President, Chief Executive
                                          Officer and Chairman of the Board

      /s/ Phillip J. Stuecker
  _____________________________________   Vice President of Finance,
        Phillip J. Stuecker               Chief Financial Officer and Secretary
                                          (Principal Financial Officer)

       /s/ Ronald D. Wiseman
  ____________________________________    Controller and Assistant
         Ronald D. Wiseman                Secretary (Principal Accounting
                                          Officer)

       /s/ Wallace H. Dunbar
  _____________________________________   Director
         Wallace H. Dunbar


        /s/ Roger P. Eklund
  _____________________________________   Director
          Roger P. Eklund


      /s/ H. Joseph Ferguson
  _____________________________________   Director
        H. Joseph Ferguson


        /s/ Gene P. Gardner
  _____________________________________   Director
          Gene P. Gardner


       /s/ Lawrence E. Gloyd
  _____________________________________   Director
         Lawrence E. Gloyd


       /s/ William M. Jordan
  _____________________________________   Director
         William M. Jordan


       /s/ Ralph D. Ketchum

  _____________________________________   Director
         Ralph D. Ketchum


   /s/ Franklin J. Lunding, Jr.
  _____________________________________   Director
     Franklin J. Lunding, Jr.



                                   EXHIBIT INDEX

  Exhibit Number                    Description

    4.1 Restated Certificate of Incorporation, as amended (incorporated herein by reference to Exhibit 3(a) to Registrant's Form 10-Q filed for the quarterly period ended June 30, 1988).

    4.2 By-laws, as amended (incorporated herein by reference to Exhibit 3 to Registrant's Form 10-Q filed for the quarterly period ended March 31, 1996).

    4.3 Rights Agreement dated as of December 24, 1987 between the Company and Wachovia Bank and Trust Co., N.A. (incorporated herein by reference to Exhibit 1 to Registrant's Form 8-A dated December 23, 1987).

    4.4 Amendment dated as of October 18, 1990 to Rights Agreement (incorporated herein by reference to Exhibit 1 to Registrant's Form 8-K dated October 23, 1990).

     5          Opinion (including consent) of McDermott, Will & Emery.*

    23.1        Consent of Ernst & Young LLP.*

    23.2        Consent of KPMG Peat Marwick LLP.*

  *Filed herewith